EXHIBIT 21

                     SUBSIDIARIES OF WATKINS-JOHNSON COMPANY


                                                         JURISDICTION OF
                        SUBSIDIARY                       INCORPORATION
-------------------------------------------------------- -------------------
Watkins-Johnson Associates ..............................California

Watkins-Johnson Environmental, Inc. .....................California

Watkins-Johnson FSC .....................................Guam

Watkins-Johnson International ...........................California

Watkins-Johnson International Korea, Limited  ...........Korea

Watkins-Johnson Italiana, S.p.A. ........................Italy

Watkins-Johnson Limited .................................California

Watkins-Johnson Europe, Limited .........................United Kingdom

Watkins-Johnson International Japan, K.K. ...............Japan

Watkins-Johnson International Singapore PTE, Limited  ...Singapore

Watkins-Johnson International Taiwan ....................Taiwan


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